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                                                                 EXHIBIT 10.4

                            SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (the "Security Agreement") is made as of January 15, 1998, by LIFECORE BIOMEDICAL, INC., a Minnesota corporation, with its chief executive office at 3515 Lyman Boulevard, Chaska, Minnesota 55318 (whether one or more, the "Debtor"), in favor of FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Secured Party").

                                 RECITALS

     WHEREAS, the Debtor and the Secured Party have entered into that certain credit agreement dated the date hereof (as may be amended from time to time hereafter, the "Credit Agreement") and the Debtor has agreed to secure all of its debts, obligations and duties arising under the Credit Agreement to the Secured Party pursuant to this Security Agreement and the grant of Collateral hereunder.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:

                               1.   DEFINITIONS

     As used herein, the following terms shall have the meaning set forth:

     "ACCOUNTS" means the Debtor's right to the payment of money from the sale, lease or other disposition of goods or other property by the Debtor, any franchise now or hereafter at any time held by the Debtor, a rendering of services by the Debtor, a loan by the Debtor, the overpayment of taxes or other liabilities of the Debtor, or otherwise any contract or agreement, whether such right to payment is already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) that the Debtor may at any time have by law or agreement against any account debtor (as defined in the Minnesota Uniform Commercial Code) or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor, including, but not limited to, all present and future debt instruments, chattel papers, insurance proceeds and accounts of the Debtor.

     "CHATTEL PAPER" means any writing or writings which evidence both a monetary obligation and a security interest in, or a lease of, specific goods.

     "COLLATERAL" means all property in which a security interest is granted hereunder wherever located.

     "DATA PROCESSING RECORDS AND SYSTEMS" means all of Debtor's now existing or hereafter acquired electronic data processing and computer records, software, systems, manuals, procedures, disks, tapes and all other storage media and memory used by Debtor with respect to Accounts, Chattel Paper and Instruments, but excluding all software, systems, manuals and other storage media and memory which restricts Debtor's ability to transfer an interest therein.

     "DEFAULT" means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

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     "DEPOSIT ACCOUNTS" mean all deposit accounts now existing or hereafter arising, maintained for or in Debtor's name and any and all funds at any time held therein.

     "EVENT OF DEFAULT" has the meaning specified in SECTION 6 hereof.

     "GOODS" means any tangible personal property or fixtures, including all things that are movable, but not including money, documents, Instruments, Accounts, Chattel Paper, general intangibles or minerals or the like before extraction.

     "INSTRUMENTS" means any negotiable instrument or certificated or non-certificated security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

     "LIENS" means any and all mortgages, pledges, security interests, tax and other statutory liens, judgment liens, and other encumbrances of any nature whatsoever, whether consensual or non-consensual.

     "OBLIGATIONS" means:

     a. That certain Promissory Note dated of even date herewith in the original principal amount of Five Million Dollars ($5,000,000) executed by Debtor and payable to the order of Secured Party, together with each extension, renewal, modification, substitution and change in form thereof which may be from time to time and for any term or terms effected between the holder(s) and any party primarily obligated thereon without notice to other parties;

     b. All of Debtor's indebtedness, obligations and liabilities under the Credit Agreement between, and all other indebtedness, obligations and liabilities of the Debtor to Secured Party, including all future loans and advances, whether direct or indirect, absolute or contingent, joint or several, howsoever owned, held or acquired by the Secured Party and howsoever evidenced, presently existing and hereafter arising; and

     c. All amounts expended or incurred by the Secured Party in exercising any rights or remedies consequent on any default, including without limitation, court costs, attorneys, fees and expenses in connection with the enforcement of this Security Agreement whether or not suit has been filed.

     "PERMITTED LIENS" means the Liens permitted pursuant to Section 6.2 of the Credit Agreement.

     "PROCEEDS" means whatever is received upon the sale, exchange, collection or other disposition of Collateral or Proceeds.

     Other terms defined herein shall have the meaning ascribed to them herein. All capitalized terms used herein not specifically defined herein shall have the meaning ascribed to them in the Credit Agreement.

                            2.   SECURITY INTERESTS

     2.1 COLLATERAL. As security for the payment of all Obligations, Debtor hereby grants to Secured Party a security interest in all of Debtor's now owned or hereafter acquired or arising:

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     a.   Accounts;

     b.   Chattel Paper;

     c.   Data Processing Records and Systems;

     d.   Instruments; and

     e. Proceeds (whether cash or non-cash Proceeds, including non-cash Proceeds of all types including, but not limited to, tangible personal property acquired with cash Proceeds).

                  3.   REPRESENTATIONS AND WARRANTIES OF DEBTOR

     Debtor represents, warrants and covenants that:

     3.1 ORGANIZATION, ETC. The Debtor is a corporation validly organized and existing and in good standing under the laws of the state of Minnesota, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified to do business and is in good standing as a corporation in each jurisdiction where the nature of its business makes such qualification necessary. The Debtor has full power and authority to enter into and perform its obligations under this Security Agreement and grant the liens and security interests hereunder.

     3.2 DUE AUTHORIZATION. The execution, delivery and performance by the Debtor of this Security Agreement have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority or any approval or consent of any other Person (including, without limitation, any stockholder), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Debtor's certificate of incorporation, any agreement binding on or applicable to the Debtor or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Debtor or of any of its property and will not result in the creation or imposition of any Lien on any of its property pursuant to the provisions of any agreement binding on or applicable to the Debtor or any of its property except pursuant to this Security Agreement.

     3.3 VALIDITY OF THIS SECURITY AGREEMENT. This Security Agreement represents a legal, valid and binding obligation of the Debtor enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies. This Security Agreement grants to Secured Party a valid, first priority perfected and enforceable lien on the Collateral.

     3.4 TITLE TO COLLATERAL. The Debtor is sole owner of, has rights in, and has good and marketable title to all of the Collateral and none of the Collateral is subject to any Lien except for Permitted Liens and the security interest created pursuant to this Security Agreement.

     3.5 SURVIVAL OF REPRESENTATIONS. All representations and warranties contained in this SECTION 3 shall survive the delivery of this Security Agreement and any investigation at any time made by or on behalf of Secured Party shall not diminish its rights to rely thereon.

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                        4.   COVENANTS OF THE DEBTOR

     4.1 DISPOSITION OR ENCUMBRANCE OF COLLATERAL. Debtor will not encumber, sell or otherwise transfer or dispose of the Collateral without the prior written consent of Secured Party.

     4.2 VALIDITY OF ACCOUNTS. The Debtor warrants that all Accounts, Chattel Paper and Instruments will be bona fide existing obligations created by the sale and actual delivery of Goods or the rendition of services to customers in the ordinary course of business, which the Debtor then owns free and clear of any Liens other than the security interest created by this Security Agreement and Permitted Liens and which are then unconditionally owing to Debtor without defenses, offset or counterclaim known to Borrower, and that all shipping or delivery receipts, invoice copies and other documents furnished to Secured Party in connection therewith will be genuine, and that the unpaid principal amount of any Chattel Paper or Instrument and any security therefor is and will be as represented to Secured Party on the date of the delivery thereof to the Secured Party. Upon the request of the Secured Party, Debtor shall furnish to the Secured Party, from time to time, a list of the Debtor's Accounts, including without limitation, the name and address of each account debtor and the amount owed.

     4.3 NOTATION ON CHATTEL PAPER. For purposes of the security interest granted pursuant to this Security Agreement, Secured Party has been granted a direct security interest in all Chattel Paper and such Chattel Paper is not claimed merely as Proceeds of inventory. Upon Secured Party's request, Debtor will deliver to Secured Party the originals of all Chattel Paper. Debtor will not execute any copies of Chattel Paper other than those which are clearly marked as a copy. Secured Party may stamp any such Chattel Paper with a legend reflecting Secured Party's security interest therein.

     4.4 INSTRUMENTS AS PROCEEDS. Notwithstanding any other provision in this Security Agreement concerning Instruments, Debtor covenants that Instruments constituting cash Proceeds (for example, money and checks) shall be deposited in deposit accounts with Secured Party containing only Proceeds to the extent required under SECTION 5.2.

     4.5 PROTECTION OF COLLATERAL. All costs of keeping the Collateral free of any Liens prohibited by this Security Agreement and of removing the same if they should arise, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by Debtor and if Debtor fails to promptly pay any thereof when due, Secured Party may, at its option, but shall not be required to, pay the same whereupon the same shall constitute Obligations and shall bear interest at the highest annual rate specified in the Obligations (the "Default Rate") and shall be secured by the security interest granted hereunder.

     4.6 COMPLIANCE WITH LAW. Debtor will not use the Collateral, or knowingly permit the Collateral to be used, for any unlawful purpose or in violation of any federal, state or municipal law.

     4.7  BOOKS AND RECORDS; ACCESS.

     a. Debtor will permit Secured Party, upon reasonable notice to Debtor, to examine Debtor's books and records (including Data Processing Records and Systems) with respect to the Collateral and make extracts therefrom and copies thereof at any time and from time to time, and Debtor will furnish such information and reports to Secured Party regarding the Collateral as Secured Party may from time to time request. Debtor will also permit Secured Party, upon reasonable notice to Debtor, to inspect the Collateral at any time and from time to time as Secured Party may reasonably request.

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     b.   Secured Party shall have authority, at any time, to place, or require
          Debtor to place, upon Debtor's books and records relating to Accounts, Chattel Paper, Instruments and other rights to payment covered by the security interest granted hereby a notation or legend stating that such Accounts, Chattel Paper, Instruments and other rights to payment are subject to a security interest of Secured Party.

     4.8 ADDITIONAL DOCUMENTATION. Debtor will execute, from time to time, such financing statements, assignments, and other documents covering the Collateral, including Proceeds, as Secured Party may reasonably request in order to create, evidence, perfect, maintain or continue its security interest in the Collateral (including additional Collateral acquired by the Debtor after the date hereof), and Debtor will pay the cost of filing the same in all public offices in which Secured Party may deem filing to be appropriate. Upon request, Debtor will deliver to Secured Party all Debtor's Instruments and Chattel Paper.

     4.9 CHIEF EXECUTIVE OFFICE. The location of the chief executive office of Debtor is set forth in the preamble hereto and will not be changed without thirty (30) days' prior written notice to Secured Party. Debtor warrants that its books and records concerning its Accounts and Chattel Paper are located at its chief executive office.

     4.10 NAME OF DEBTOR. Debtor's true name is as set forth in the preamble hereto. Debtor has not used any other name within the past five (5) years. Neither Debtor nor any predecessor in title to any of the Collateral has executed any financing statements or security agreements presently effective as to the Collateral except those permitted under the Credit Agreement. Debtor shall not change its name or use any trade or assumed name without giving Secured Party thirty (30) days prior written notice.

     4.11 POWER OF ATTORNEY. The Debtor appoints Secured Party, or any other person, whom Secured Party may from time to time designate, as Debtor's attorney with power, after the occurrence and during the continuance of an Event of Default, to endorse Debtor's name on any checks, notes, acceptances, drafts, or other forms of payment or security that may come into Secured Party's possession, to sign Debtor's name on any invoice or bill of lading relating to any Collateral, on drafts against customers, on schedules and confirmatory assignments of Accounts, Chattel Paper, Instruments or other Collateral, on notices of assignment, financing statements under the Uniform Commercial Code (the "Code") and other public records, on verifications of Accounts and on notices to customers, to notify the post office authorities to change the address for delivery of Debtor's mail to an address designated by Secured Party, to receive and open all mail addressed to Debtor, to send requests for verification of Accounts, Chattel Paper, Instruments or other Collateral to customers, make any compromise or settlement, and take any action it deems advisable with respect to the Collateral, and to do all things necessary to carry out this Security Agreement. The Debtor ratifies and approves all acts of the attorney taken within the scope of the authority granted. Neither Secured Party nor the attorney will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law other than those acts, errors or mistakes arising from gross negligence or willful misconduct by Secured Party. This power, being coupled with an interest, is irrevocable so long as any Obligation remains unpaid. The Debtor waives presentment and protest of all instruments and notice thereof, notice of default and dishonor and all other notices to which Debtor may otherwise be entitled, except as otherwise provided herein or in any other Loan Document.

                                  5.   COLLECTIONS

     5.1  COLLECTION OF ACCOUNTS.  Except as otherwise provided in this
SECTION 5, the Debtor shall continue to collect at its own expense, all amounts due or to become due to the Debtor, under the

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Accounts.  In connection with such collections, the Debtor may take (and, at the Secured Party's direction, shall take) such action as the Debtor or the Secured Party, after the occurrence and during the continuance of an Event of Default, may deem necessary or advisable to enforce collection of the Accounts; provided, however, that the Secured Party, after the occurrence and during the continuance of an Event of Default, shall have the right to notify the account debtors under any Accounts of the assignment of such Accounts to the Secured Party and to direct such account debtors to make payment of all amounts due or to become due to the Debtor thereunder directly to the Secured Party. Upon such notification and at the expense of Debtor, the Secured Party shall have the right to enforce collection of such Accounts and to adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as the Debtor might have done. The Secured Party shall apply all collections hereunder in accordance with SECTION 7.7.

     5.2 COLLECTION OF OTHER COLLATERAL PROCEEDS. Upon request of Lender, following and during the continuance of an Event of Default, the Debtor shall deposit into a collection account (the "Collection Account") maintained with the Secured Party immediately upon receipt all Proceeds of Collateral, other than accounts, in the original form such payments are received, except for endorsement where necessary. The Secured Party is hereby authorized and directed promptly to apply all such collected funds to the payment of the Obligations in the manner and in the priority determined by the Secured Party in the exercise of its discretion. Such funds shall be applied in accordance with SECTION 7.7.

                                 6.   EVENTS OF DEFAULT

     The occurrence of any Event of Default as defined in the Credit Agreement shall constitute an Event of Default hereunder ("Event of Default")

                           7.   RIGHTS AND REMEDIES ON DEFAULT

     Upon the occurrence of an Event of Default, and at any time thereafter until such Event of Default is cured to the satisfaction of Secured Party or waived by the Secured Party, and in addition to the rights granted to Secured Party under SECTION 5 hereof or under any other document, agreement or other instrument evidencing, securing or otherwise relating to any of the Obligations, Secured Party may exercise any one or more of the following rights and remedies:

     7.1 ACCELERATION OF OBLIGATIONS. Declare any and all Obligations to be immediately due and payable as provided in the Credit Agreement, and the same shall thereupon become immediately due and payable without further notice or demand.

     7.2 RIGHT OF OFFSET. Offset any deposits, including unmatured time deposits, then maintained by Debtor with Secured Party, whether or not then due, against any indebtedness then owed by Debtor to Secured Party whether or not then due.

     7.3 DEAL WITH COLLATERAL. In the name of Debtor or otherwise, demand, collect, receive and receipt for, compound, compromise, settle and give acquittance for and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral.

     7.4 REALIZE ON COLLATERAL. Take any action which Secured Party may deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to foreclose any security interest, to perform any contract, to endorse in the name of Debtor any checks, drafts, notes, or other instruments or documents received in payment of or on account of the Collateral.

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     7.5  ACCESS TO PROPERTY.  Enter upon and into and take possession of all or such part or parts of the properties of Debtor, including lands, plants, buildings, machinery, equipment, Data Processing Records and Systems and other property as may be necessary or appropriate in the judgment of Secured Party, to permit or enable Secured Party to store, lease, sell or otherwise dispose of or collect all or any part of the Collateral, and use and operate said properties for such purposes and for such length of time as Secured
Party may deem necessary or appropriate for said purposes without the payment of any compensation to Debtor therefor. Debtor shall provide Secured Party with all information and assistance requested by Secured Party to facilitate the storage, leasing, assembly, sale or other disposition or collection of the Collateral after an Event of Default, and make such Collateral available to Secured Party on Secured Party's demand.

     7.6 OTHER RIGHTS. Exercise any and all other rights and remedies available to it by law, in equity or by agreement, including rights and remedies under the Minnesota Uniform Commercial Code or any other applicable law, or under the Credit Agreement and, in connection therewith, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, and any notice of intended disposition of any of the Collateral required by law shall be deemed reasonable if such notice is mailed or delivered to Debtor at its address as shown on Secured Party's records at least ten (10) days before the date of such disposition. The Secured Party may sell or otherwise dispose of any or all of the Collateral in a single unit or in multiple units and the Secured Party may be the purchaser at such sale or other disposition. The Debtor shall remain liable for any deficiency remaining after any such sale or other disposition of the Collateral.

     7.7 APPLICATION OF PROCEEDS. All proceeds of Collateral shall be applied in accordance with Minnesota Statute Section 336.9-504 and such proceeds applied toward the Obligations shall be applied in such order as the Secured Party may elect.

                                  8.   MISCELLANEOUS

     8.1 NO LIABILITY ON COLLATERAL. It is understood that Secured Party does not in any way assume any of the Debtor's obligations under any of the Collateral and does not intend to create any third party beneficiary rights by taking or omitting any action herein. Debtor hereby agrees to indemnify Secured Party against all liability arising in connection with or on account of any of the Collateral, except for any such liabilities arising on account of Secured Party's gross negligence or willful misconduct.

     8.2 NO WAIVER. Secured Party shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver be in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     8.3 REMEDIES CUMULATIVE. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at its option, and the exercise or enforcement of any one such right or remedy shall not bar or be a condition to the exercise or enforcement of any other.

     8.4 GOVERNING LAW/JURISDICTION. This Security Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Minnesota. Debtor hereby consents to the personal jurisdiction of the state and federal courts of the State of Minnesota in connection with any controversy related to this Security Agreement, waives any argument

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that venue in any such forum is not convenient and agrees that any litigation initiated by Debtor against Secured Party shall be venued in the State or Federal District Courts of Minnesota.

     8.5 EXPENSES. Debtor agrees to pay all costs, fees and expenses incurred by Secured Party in the exercise of any right or remedy available to it under this Security Agreement, whether or not suit is commenced, including, without limitation, attorneys' fees and legal expenses of counsel for the Secured Party incurred in connection with any appeal of a lower court's order or judgment, and any appraisal or survey fees, completion costs, storage and transportation charges.

     8.6 SUCCESSORS AND ASSIGNS. This Security Agreement shall be binding upon and inure to the benefit of the successors and assigns of Debtor and Secured Party.

     8.7 RECITALS. The above Recitals are true and correct as of the date hereof and constitute a part of this Security Agreement.

     8.8 COPY OF SECURITY AGREEMENT AS FINANCING STATEMENT. The Secured Party may file a reproduced copy or photostatic copy or other reproduction of this Security Agreement as a Financing Statement.

     8.9 MULTIPLE COUNTERPARTS. This Security Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Debtor has caused the execution of this Security Agreement by its duly authorized representative as of the date and year first above written.

                                   LIFECORE BIOMEDICAL, INC.,
                                   a Minnesota corporation

                                   By:  /s/ Dennis J. Allingham
                                       --------------------------------------
                                        Name: Dennis J. Allingham
                                        Title:   Executive Vice President and
                                                  Chief Financial Officer

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